      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2000
                         REGISTRATION STATEMENT NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ZAMBA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                      DELAWARE                       41-1636021
           (STATE OR OTHER JURISDICTION           (I.R.S. EMPLOYER
         OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NO.)

                                 7301 OHMS LANE
                                    SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439
                                 (952) 832-9800
          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                                   IAN NEMEROV
                          SECRETARY AND GENERAL COUNSEL
                                ZAMBA CORPORATION
                            7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439
                                 (952) 832-9800
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)
                            ------------------------


CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------
                                 PROPOSED            PROPOSED
                                 MAXIMUM             MAXIMUM            AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE        OFFERING           AGGREGATE          REGISTRATION
SECURITIES TO BE REGISTERED      REGISTERED          PRICE PER UNIT     OFFERING PRICE     FEE
-----------------------------------------------------------------------------------------------------------
Common Stock, $.01               750,000             $5.3125(1)         $3,984,375.00(1)   $1,051.88
par value per share
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the closing bid and ask prices of our Common Stock price on the Nasdaq National Market on June 23, 2000.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in our 2000 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate" into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supercedes previously filed information. We are incorporating by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the sale of all the shares covered by this prospectus. You are encouraged to obtain copies of these documents and to review them.

         (i) Our Annual Report on Form 10-K for the year ended December 31, 1999, filed with the SEC on March 8, 2000;

         (ii) our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed with the SEC on May 15, 2000;

         (iii) all of our filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to effectiveness of the registration statement; and

         (iv) the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 25, 1993.

         You may request a copy of these documents, which will be provided to you at no cost, by contacting:


                                ZAMBA CORPORATION
                            7301 OHMS LANE, SUITE 200
                          MINNEAPOLIS, MINNESOTA 55439
                          ATTENTION: INVESTOR RELATIONS
                                 (952) 832-9800

         All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

         ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

         ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article 5 of the Registrant's Fourth Amended and Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, and (b) shall be indemnified by the Registrant against expenses (including attorney's fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorney's fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

         Indemnification is required to be made unless the Registrant determines (in the manner provided in its Amended and Restated Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

         ITEM 8.  EXHIBITS.

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         ITEM 9.  UNDERTAKINGS.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by us to the Commission pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on our behalf by the undersigned, duly authorized, in Minneapolis, Minnesota, on June 28, 2000.

Zamba Corporation

By:      /s/Paul Edelhertz
         -----------------

         Paul D. Edelhertz
         President and Chief Executive Officer

By:      /s/Michael H. Carrel
         --------------------

         Michael H. Carrel
         Vice President and Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Zamba Corporation, hereby severally constitute and appoint Paul D. Edelhertz our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Zamba Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


         SIGNATURE                          TITLE                                       DATE
         ---------                          -----                                       ----

                                            President and Chief Executive Officer       June 28, 2000
         /s/Paul Edelhertz                  and Director
         Paul D. Edelhertz

                                            Vice President and                          June 28, 2000
         /s/Michael H. Carrel               Chief Financial Officer
         Michael H. Carrel

                                            Director                                    June 28, 2000
         /s/Joe Costello
         Joseph B. Costello

                                            Director                                    June 28, 2000
         /s/Dixon Doll
         Dixon R. Doll

                                            Director                                    June 28, 2000
         /s/Todd Fitzwater
         Todd Fitzwater

                                            Director                                    June 28, 2000
         /s/John Olsen
         John Olsen

                                            Director                                    June 28, 2000
         /s/Sven Werhwein
         Sven A. Wehrwein


                                  EXHIBIT INDEX

Exhibit
Number          Description
------          -----------

5.1             Opinion of Leonard, Street and Deinard Professional Association.

10.3(1)         Zamba Corporation 2000 Employee Stock Purchase Plan.

23.1            Consent of KPMG LLP.

23.2            Consent of PricewaterhouseCoopers LLP.

23.3 Consent of Leonard, Street and Deinard Professional Association (included in Exhibit 5.1).

24.1            Power of Attorney (included in page II-5).


(1) Previously filed on the Registrant's proxy statement on Form 14-A filed March 23, 2000.

                                      III-1